                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

Name                                             State of Incorporation
MSO IP Holdings, Inc.                            California
MSX UK Limited                                   UK Company
Martha Stewart, Inc.                             Connecticut
MSO Productions, Inc.                            Delaware
Body & Soul Omnimedia, Inc.                      Delaware

                                       1